Exhibit 99.1

MAXIMUS Announces Settlement of Arbitration Matter

RESTON, Va.--(BUSINESS WIRE)--December 12, 2008--MAXIMUS (NYSE:MMS), a leading provider of government services, announced today that it has resolved the arbitration matter with Accenture that has been outstanding since early 2007. Concurrently, the parties have also resolved outstanding contract claims by the Texas Health and Human Services Commission (“HHSC”) arising out of the contract between the Texas Access Alliance (comprised of Accenture as prime contractor and MAXIMUS as subcontractor) and HHSC. In connection with this settlement, MAXIMUS will record a pre-tax charge of $37.5 million ($23.2 million after-tax) in legal and settlement expense in the fourth quarter of fiscal 2008.

Under terms of the agreement, MAXIMUS will pay $27.5 million in cash, net of insurance proceeds from its primary insurance carrier. In addition, MAXIMUS will provide $10 million in future services to HHSC. MAXIMUS is also pursuing additional insurance reimbursement from its excess insurance carriers, but the amount of any additional recoveries cannot be determined at this time.

Richard Montoni, Chief Executive Officer of MAXIMUS, commented, “We are pleased to put this long outstanding matter behind us on terms that are balanced and clearly manageable. In summary, the settlement is $23.2 million after-tax and this is before any additional recovery from our excess insurance carriers. In addition, MAXIMUS will realize the benefit of future revenue from the $10 million in in-kind services we will provide to Texas HHSC.”

Montoni continued, “We determined that resolving the matter and avoiding the continuing costs, distractions and uncertainty of the arbitration process was in the best interests of our customers, shareholders and employees. Following the wind down of the Texas Access Alliance contract in 2007, HHSC entered into direct contracts with MAXIMUS for the administration of its most critical health and human services programs including Medicaid Enrollment, State Children’s Health Insurance Program (SCHIP), and eligibility support services, and we continue to run those programs for the State of Texas. That is the most important indicator of the quality of our services.”

In accordance with GAAP, previously announced fiscal 2008 results will be adjusted for the settlement. Specifically, MAXIMUS will record the $37.5 million pre-tax charge ($23.2 million after-tax) in the fourth quarter and year ended September 30, 2008. As a result of the settlement, the fourth quarter’s GAAP loss totaled $1.35 per share and for the full fiscal year the Company had GAAP earnings per diluted share of $0.35. Adjusted GAAP financial results and pro forma information for the fourth quarter and year ended September 30, 2008 are presented in the accompanying exhibits.

The Company is adjusting its cash flow guidance for fiscal 2009 to reflect payment of the settlement in its fiscal 2009 first quarter. As a result, the Company now expects cash from continuing operations to be in the range of $35 million to $45 million.

Montoni concluded, “This represents resolution of the most significant remaining step in fulfilling our strategy to de-risk and focus our business. As a result, MAXIMUS is very well positioned to help its government customers through these challenging economic times and to deal with the growth opportunities we expect to occur in our core area of health and human services. The Company maintains a very strong capital position and with strong cash flows anticipated in fiscal 2009, the Company fully expects to continue to invest in its business and to return excess cash to shareholders through its ongoing dividend and share repurchase programs.”

MAXIMUS is a leading provider of government services and is devoted to providing health and human services program management and consulting services to its clients. The Company has more than 6,000 employees located in more than 220 offices in the United States, Canada and Australia. Additionally, MAXIMUS is included in the Russell 2000 Index and the S&P SmallCap 600 Index.

Statements that are not historical facts, including statements about the Company's confidence and strategies and the Company's expectations about revenues, results of operations, profitability, future contracts, market opportunities, market demand or acceptance of the Company's products are forward-looking statements that involve risks and uncertainties. These uncertainties could cause the Company's actual results to differ materially from those indicated by such forward-looking statements and include reliance on government clients; risks associated with government contracting; risks involved in managing government projects; legislative changes and political developments; opposition from government unions; challenges resulting from growth; adverse publicity; and legal, economic, and other risks detailed in Exhibit 99.1 to the Company's most recent Quarterly Report filed with the Securities and Exchange Commission, found on www.maximus.com.

MAXIMUS, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	September 30,
	2007	2008
ASSETS
Current assets:
Cash and cash equivalents	$70,472	$120,628
Marketable securities	126,210	—
Restricted cash	325	329
Accounts receivable — billed, net	111,210	128,819
Accounts receivable — unbilled	19,782	30,695
Current portion of note receivable	—	746
Deferred income taxes	17,409	13,250
Due from insurance carrier	—	12,500
Prepaid expenses and other current assets	8,087	9,276
Current assets of discontinued operations	45,242	193
Total current assets	398,737	316,436
Property and equipment, net	34,329	33,994
Capitalized software, net	10,830	14,125
Deferred contract costs, net	8,116	5,324
Goodwill	60,476	60,659
Intangible assets, net	2,476	3,699
Note receivable	—	1,337
Deferred income taxes	—	10,933
Other assets	2,366	3,788
Noncurrent assets of discontinued operations	47,134	—
Total assets	$564,464	$450,295
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,711	$48,950
Accrued compensation and benefits	24,569	26,684
Current portion of deferred revenue	16,845	19,676
Current portion of income taxes payable	5,487	4,011
Current portion of capital lease obligations	1,627	417
Other accrued liabilities	1,387	53,891
Current liabilities of discontinued operations	35,966	11,028
Total current liabilities	131,592	164,657
Capital lease obligations, less current portion	417	—
Deferred revenue, less current portion	10,143	8,315
Income taxes payable, less current portion	—	1,617
Deferred income taxes	12,912	—
Total liabilities	155,064	174,589
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 60,000,000 shares authorized; 22,194,489 and 18,302,368 shares issued and outstanding at September 30, 2007 and 2008, at stated amount, respectively	299,846	328,323
Treasury stock, at cost; 4,490,073 and 8,635,130 shares at September 30, 2007 and 2008, respectively	(124,637)	(289,103)
Accumulated other comprehensive income	1,730	5,536
Retained earnings	232,461	230,950
Total shareholders’ equity	409,400	275,706
Total liabilities and shareholders’ equity	$564,464	$450,295

MAXIMUS, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2007	2008	2007	2008

Revenue	$173,712	$189,069	$626,231	$745,133
Cost of revenue	126,204	138,260	478,507	543,389
Gross profit	47,508	50,809	147,724	201,744
Selling, general and administrative expenses	23,233	30,900	104,632	115,649
Gain on sale of building	—	—	—	3,938
Gain on sale of Corrections Services business	—	—	451	—
Legal and settlement expense	2,324	36,727	44,438	38,358
Goodwill impairment	—	7,600	—	7,600
Operating income (loss) from continuing operations	21,951	(24,418)	(895)	44,075
Interest and other income, net	2,581	325	5,804	2,423
Income (loss) from continuing operations before income taxes	24,532	(24,093)	4,909	46,498
Provision (benefit) for income taxes	10,301	(9,321)	12,081	18,217
Income (loss) from continuing operations	14,231	(14,772)	(7,172)	28,281

Discontinued operations, net of income taxes:
Loss from discontinued operations	(62)	(2,827)	(1,083)	(15,969)
Loss on disposal	—	(7,361)	—	(5,635)
Loss from discontinued operations	(62)	(10,188)	(1,083)	(21,604)

Net income (loss)	$14,169	$(24,960)	$(8,255)	$6,677

Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.64	$(0.80)	$(0.33)	$1.48
Loss from discontinued operations	—	(0.55)	(0.05)	(1.13)
Basic earnings (loss) per share	$0.64	$(1.35)	$(0.38)	$0.35

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.63	$(0.80)	$(0.33)	$1.47
Loss from discontinued operations	—	(0.55)	(0.05)	(1.12)
Diluted earnings (loss) per share	$0.63	$(1.35)	$(0.38)	$0.35

Dividends per share	$0.10	$0.10	$0.40	$0.40

Weighted average shares outstanding:
Basic	22,177	18,540	21,870	19,060
Diluted	22,554	18,540	21,870	19,305

MAXIMUS, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Year Ended September 30,
	2007	2008

Cash flows from operating activities:
Net income (loss)	$(8,255)	$6,677
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	1,083	21,604
Depreciation	9,889	9,132
Amortization	2,450	3,396
Impairment of goodwill	—	7,600
Deferred income taxes	(12,598)	(20,200)
Gain on sale of Corrections Services business	(451)	—
Gain on sale of building	—	(3,938)
Deferred interest income on note receivable	—	147
Non-cash equity based compensation	3,962	9,123
Changes in assets and liabilities, net of effects from divestitures:
Accounts receivable - billed	(2,039)	(16,000)
Accounts receivable - unbilled	1,750	(10,913)
Due from insurance carrier	—	(12,500)
Prepaid expenses and other current assets	(216)	(1,173)
Deferred contract costs	3,049	2,792
Other assets	4,375	(227)
Accounts payable	1,694	3,014
Accrued compensation and benefits	4,085	2,115
Deferred revenue	2,254	1,003
Income taxes	14,490	2,572
Other liabilities	1,167	47,499
Cash provided by operating activities - continuing operations	26,689	51,723
Cash provided by operating activities - discontinued operations	24,501	4,850
Cash provided by operating activities	51,190	56,573
Cash flows from investing activities:
Proceeds from sales of discontinued operations, net of transaction costs	—	37,678
Proceeds from sale of Corrections Services business, net of transaction costs	1,871	—
Proceeds from sale of building, net of transaction costs	—	5,929
Acquisition of business, net of cash acquired	—	(3,150)
Decrease in note receivable	—	237
Purchases of property and equipment	(12,390)	(10,318)
Capitalized software costs	(2,350)	(5,131)
(Increase) decrease in marketable securities	(8,895)	126,210
Cash provided by (used in) investing activities - continuing operations	(21,764)	151,455
Cash used in investing activities - discontinued operations	(3,090)	(2,995)
Cash provided by (used in) investing activities	(24,854)	148,460
Cash flows from financing activities:
Employee stock transactions	12,953	4,422
Repurchases of common stock	—	(164,466)
Price adjustment under Accelerated Share Repurchase agreement	—	13,903
Payments on capital lease obligations	(1,690)	(1,627)
Tax benefit due to option exercises and restricted stock units vesting	2,078	689
Cash dividends paid	(8,750)	(7,798)
Cash provided by (used in) financing activities - continuing operations	4,591	(154,877)
Cash provided by financing activities - discontinued operations	—	—
Cash provided by (used in) financing activities	4,591	(154,877)
Net increase in cash and cash equivalents	30,927	50,156
Cash and cash equivalents, beginning of period	39,545	70,472
Cash and cash equivalents, end of period	$70,472	$120,628

MAXIMUS, Inc.
Segment Information - Income (loss) from Continuing Operations (1)
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2007	2008	2007	2008

Revenue:
Operations	$142,988	$163,520	$507,486	$629,226
Consulting	30,724	25,549	118,745	115,907
Total	173,712	189,069	626,231	745,133

Gross Profit:
Operations	37,580	43,715	102,886	163,308
Consulting	9,928	7,094	44,838	38,436
Total	47,508	50,809	147,724	201,744

Selling, General, and Administrative expense:
Operations	14,814	21,541	67,271	77,615
Consulting	8,015	9,206	37,090	37,011
Corporate/Other	404	153	271	1,023
Total	23,233	30,900	104,632	115,649

Income (loss) from Operations: (1)
Operations	22,766	22,174	35,615	85,693
Consulting	1,913	(2,112)	7,748	1,425
Consolidating adjustments	(404)	(153)	(271)	(1,023)
Subtotal: Segment Operating Income	24,275	19,909	43,092	86,095
Gain on sale of Corrections Services business	—	—	451	—
Gain on sale of building	—	—	—	3,938
Legal and settlement expense	(2,324)	(36,727)	(44,438)	(38,358)
Goodwill impairment	—	(7,600)	—	(7,600)
Consolidated total	$21,951	$(24,418)	$(895)	$44,075

Operating margin (loss) percentage:
Operations	15.9%	13.6%	7.0%	13.6%
Consulting	6.2%	-8.3%	6.5%	1.2%
Subtotal: Segment Operating Income	14.0%	10.5%	6.9%	11.6%
Consolidated total	12.6%	-12.9%	-0.1%	5.9%

(1) Before income taxes.

MAXIMUS, Inc.
Supplemental Pro Forma Earnings per Diluted Share from Continuing Operations
Fiscal Year 2008

	Q1 08	Q2 08	Q3 08	Q4 08	Total

Diluted earnings per share from continuing operations-
GAAP basis	$0.59	$0.72	$0.92	$(0.80)	$1.43

Pro forma adjustments:
Legal and settlement charges	-	0.03	0.02	1.23	1.28
Gains on sale of building	-	-	(0.13)	-	(0.13)
Pre-ASR interest income	(0.03)	-	-	-	(0.03)
Non-cash goodwill impairment charge	-	-	-	0.25	0.25
Severance	-	-	-	0.03	0.03
Subtotal pro forma adjustments	$(0.03)	$0.03	$(0.11)	$1.51	$1.40

Pro forma diluted earnings per share from continuing operations	$0.56	$0.75	$0.81	$0.71	$2.83

CONTACT:
MAXIMUS
Lisa Miles, 800-MAXIMUS x11637